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[LINCOLN FINANCIAL GROUP(R) LOGO]

                                                                 LAW DEPARTMENT
                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                              350 CHURCH STREET
                                                             HARTFORD, CT 06301

                                                              SCOTT C. DUROCHER
                                                                        COUNSEL
                                                            Phone: 860-466-1222
                                                         Scott.Durocher@LFG.com


August 28, 2012

VIA EDGAR


The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802

Re:   Lincoln National Variable Annuity Account H
      American Legacy(R) Series
      (File Nos. 811-05721; 333-181615)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln National Variable Annuity Account H (the "Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment to the Registration Statement on Form N-4.

Sincerely,

/s/ Scott C. Durocher

Scott C. Durocher
Counsel
The Lincoln National Life Insurance Company